UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 14, 2012

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01                      Entry into a Definitive Material Agreement

As reported in a Form 8-K filed on November 21, 2011, Brown-Forman Corporation (the “Company”) and certain of its subsidiaries entered into a Five-Year Credit Agreement on November 18, 2011, with certain lenders party thereto, Barclays Capital, as Syndication Agent, Bank of America, N.A. and Citibank, N.A., as Co-Documentation Agents, U.S. Bank National Association, as Administrative Agent (the “Agent”), and U.S. Bank National Association, Barclays Capital, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. as Joint Lead Arrangers and Joint Bookrunners (the “Credit Agreement”).  On November 19, 2012, the Agent notified the Company that the lenders agreed to the Company’s request to extend the Credit Agreement for an additional one year pursuant to the terms of the Credit Agreement.  The Credit Agreement was due to expire no later than November 18, 2016.  The Credit Agreement is now scheduled to terminate on November 20, 2017. The Credit Agreement is otherwise subject to the same terms and conditions as previously disclosed.

5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2012, Brown-Forman Corporation (the "Company") filed a Form 8-K to report that Jill A. Jones will assume the new position of Executive Vice President, President for North America and Latin America, effective January 1, 2013.  On November 14, 2012, the Compensation Committee of the Company’s Board of Directors finalized compensatory arrangements incident to her change in position.  Effective January 1, 2013, Ms. Jones’s annual salary, including holiday bonus, will increase to $468,749, and her short-term and long-term incentive compensation opportunities at target will increase to $325,000 and $525,000, respectively.  Ms. Jones’s long-term incentive compensation opportunity is allocated among long-term cash, Class B common stock-settled stock appreciation rights, and Class A common performance-based restricted stock.

On November 19, 2012, the Company announced Brian P. Fitzgerald’s appointment as Vice President, Chief Accounting Officer, effective January 1, 2013.  A copy of the press release announcing Mr. Fitzgerald’s appointment is furnished herewith as Exhibit 99.1. Mr. Fitzgerald, age 39, has served as Director of Finance, Greater Europe and Africa since March 1, 2009.  Prior to that time, Mr. Fitzgerald served as Director of Business Strategy and Analysis for the Company’s Tequila brands.  Effective January 1, 2013, Mr. Fitzgerald’s annual salary, including holiday bonus, will increase to $226,875, and his short-term and long-term incentive compensation opportunities at target will increase to $73,532 and $166,040, respectively.  Mr. Fitzgerald’s long-term incentive compensation opportunity is allocated between long-term cash and Class B common stock-settled stock appreciation rights.  There are no related person transactions between the Company and Mr. Fitzgerald.

Incentive compensation is administered pursuant to the Company’s 2004 Omnibus Compensation Plan, as amended.  A more detailed description of the compensation the Company pays its executives is included in the “Executive Compensation” section of the Company’s Proxy Statement filed with the Securities and Exchange Commission on June 27, 2012, which description is hereby incorporated by reference.  Performance metrics for long term incentive compensation periods beginning in fiscal 2013 are described under the heading “Compensation of Named Executive Officers for Fiscal 2013” in the Form 8-K filed with the Securities and Exchange Commission on July 25, 2012, which description also is hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

The following Exhibit is furnished as part of this Report on Form 8-K.

99.1           Brown-Forman Corporation Press Release dated November 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

November 19, 2012                                           /s/  Nelea A. Absher
(Date)	Nelea A. Absher
Senior Vice President, Associate General Counsel and Assistant Corporate Secretary

Exhibit Index

Exhibit
Number                      Description

99.1                      Brown-Forman Corporation Press Release dated November 19, 2012